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                                                                     EXHIBIT 4.6

                               OPTION TO PURCHASE

                                  COMMON STOCK

                                       OF

                         CRAFTMADE INTERNATIONAL, INC.

    This is to certify that MICHAEL TIMS ("Optionee") is entitled, subject to the terms and conditions hereinafter set forth, to purchase 15,000 shares of Common Stock, par value $.01 per share (the "Common Shares"), of CRAFTMADE INTERNATIONAL, INC., a Delaware corporation (the "Company"), from the Company at the price per share and on the terms set forth herein and to receive a certificate for the Common Shares so purchased on presentation and surrender to the Company with the subscription form attached, duly executed and accompanied by payment of the purchase price of each share purchased either in cash or by certified or bank cashier's check payable to the order of the Company.

     The purchase rights represented by this Option are exercisable with respect to 5,000 Common Shares commencing July 1, 1993 through and including June 30, 1998, and with respect to 10,000 Common Shares commencing July 1, 1994 through and including June 30, 1999 at a price per Common Share of $6 9/16.

     The purchase rights represented by this Option are exercisable at the option of the registered owner hereof in whole at any time, or in part from time to time, within the period specified; provided, however, that such purchase rights shall not be exercisable with respect to a fraction of a Common Share. In case of the purchase of less than all the Common Shares purchasable under this Option, the Company shall cancel this Option on surrender hereof and shall execute and deliver a new Option of like tenor and date for the balance of the shares purchasable hereunder.

     The Company agrees at all times to reserve or hold available a sufficient number of Common Shares to cover the number of shares issuable on exercise of this and all other Options of like tenor then outstanding.

     This Option shall not entitle the holder hereof to any voting rights or other rights as a stockholder of the Company, or to any other rights whatever except the rights herein expressed and such as are set forth, and no dividends shall be payable or accrue in respect of this Option or the interest represented hereby or the Common Shares purchasable hereunder until or unless, and except to the extent that, this Option shall be exercised.
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     In the event that the outstanding Common Shares hereafter are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of merger, consolidation, other reorganization, recapitalization, reclassification, combination of shares, stock split-up or stock dividend:

          (a) The Aggregate number and kind of Common Shares subject to this Option shall be adjusted appropriately;

          (b) Rights under this Option, both as to the number of subject Common Shares and the Option price, shall be adjusted appropriately; and

          (c) Where dissolution or liquidation of the Company or any merger or combination in which the Company is not a surviving corporation is involved, this Option shall terminate, but the registered owner of this Option shall have the right, immediately prior to such dissolution, liquidation, merger or combination, to exercise his Option in whole or in part to the extent that it shall not have been exercised.

     The foregoing adjustments and the manner of application of the foregoing provisions may provide for the elimination of fractional share interests.

     All Options shall be fully vested and may be exercised by the Optionee upon the occurrence of the following events:

          (a) The acquisition by any individual or entity of the beneficial ownership of more than fifty percent (50%) of the issued and outstanding shares of the Company (excluding any shares which are the subject of options); and

          (b) Acceptance by the Company's Board of Directors of an offer to sell substantially all the assets of the Company in a transaction not in the ordinary course of the Company's business.

     In the event the Optionee's employment with the Company shall terminate as the result of normal retirement, total disability or early retirement, this Option (to the extent of the entire number of Common Shares covered by the Option whether or not such Common Shares had previously vested as of the date of termination) shall continue in effect until the conclusion of the five-year term thereof. If the Optionee dies while in the employ of the Company (to the extent of the entire number of Common Shares covered by the Option whether or not such Common Shares had previously vested at the date of Optionee's death), such Option may, within one year after the Optionee's death (or within such shorter period as may be



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specified in the Option) be exercised by the person or persons to whom the
Optionee's rights under the Option shall pass by will or by the applicable laws of descent and distribution; provided, however, that an Option may not be exercised to any extent by anyone after the expiration of the Option. In the event an Optionee's employment with the Company shall terminate as the result of any circumstance other than those referred to above, this Option granted to such Optionee (to the extent of the number of Common Shares covered by the Option which are vested as of the date of termination) shall be exercisable for a period of ninety (90) days following the date of termination.

     The Option and all rights hereunder shall not be transferable otherwise than by will or the laws of descent and distribution.

     The Company shall not be required to issue or deliver any certificate for Common Shares purchased on exercise of this Option or any portion thereof prior to fulfillment of all the following conditions:

          (a) The completion of any registration or other qualification of such shares under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other government regulatory body which is necessary;

          (b) The obtaining of any approval or other clearance from any federal or state government agency which is necessary;

          (c) The obtaining from the registered owner of the Option a representation in writing that he is acquiring such Common Shares for his own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof, if the Options and the related shares have not been registered under the Securities Act of 1933, as amended (the "Act"); and

          (d) The placing on the certificate of an appropriate legend and the issuance of stop transfer instructions in connection therewith if this Option and the related shares have not been registered under the Act to the following effect:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE LAWS OF ANY STATE AND HAVE BEEN ISSUED PURSUANT TO AN EXEMPTION FROM REGISTRATION PERTAINING TO SUCH SECURITIES AND PURSUANT TO A REPRESENTATION BY THE SECURITY HOLDER NAMED HEREON THAT SAID SECURITIES HAVE BEEN ACQUIRED FOR PURPOSES OF INVESTMENT AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF REGISTRATION. FURTHERMORE, NO OFFER, SALE, TRANSFER,



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     PLEDGE OR HYPOTHECATION IS TO TAKE PLACE WITHOUT THE PRIOR WRITTEN APPROVAL
     OF COUNSEL OR THE ISSUER BEING AFFIXED TO THIS CERTIFICATE. THE TRANSFER AGENT HAS BEEN ORDERED TO EXECUTE TRANSFERS OF THIS CERTIFICATE ONLY IN ACCORDANCE WITH THE ABOVE INSTRUCTIONS."

     IN WITNESS WHEREOF, the Company has caused this Option to be executed by the signatures of its duly authorized officers and the corporate seal hereunder affixed.

                                             CRAFTMADE INTERNATIONAL, INC.


                                             By: /s/ JAMES R. RIDINGS
                                                 -------------------------
                                                 James R. Ridings, President


ATTEST:


/s/ TERRY CULBERTSON
---------------------------
Terry Culbertson, Secretary


Dated:  December 31, 1992.



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                               SUBSCRIPTION FORM

               (To be executed by the registered holder to exercise the rights to purchase Common Shares evidenced by the within Option.)



Craftmade International, Inc.
2700 112th Street
Grand Prairie, Texas   75050

     The undersigned hereby irrevocably subscribes for _____________ Common Shares pursuant to and in accordance with the terms and conditions of this Option, and herewith makes payment of $_____________ therefor, and requests that a certificate for such Common Shares be issued in the name of the undersigned and be delivered to the undersigned at the address stated below, and if such number of shares shall not be all of the shares purchasable hereunder, that a new Option of like tenor for the balance of the remaining Common Shares purchasable hereunder shall be delivered to the undersigned at the address stated below.


Dated:                                  Signed:
      -----------------------                  ------------------------------

                                        Address:
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